Exhibit 99.1

Global Partners Declares Fourth-Quarter 2023 Cash Distribution of $0.7000 on Common Units

WALTHAM, Mass.--(BUSINESS WIRE)--January 24, 2024--Global Partners LP (NYSE: GLP) announced today that the Board of Directors of its general partner, Global GP LLC, has declared a cash distribution of $0.7000 per unit ($2.80 per unit on an annualized basis) on all of its outstanding common units from October 1, 2023 through December 31, 2023. The distribution will be paid on February 14, 2024 to unitholders of record as of the close of business on February 8, 2024.

Non-U.S. Withholding Information

Concurrent with this announcement we are providing qualified notice to brokers and nominees that hold Global Partners LP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of Global Partners LP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, Global Partners LP’s distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the highest applicable effective tax rate plus ten percent (10%). Nominees, and not Global Partners LP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of non-U.S. investors.

About Global Partners LP

With approximately 1,700 locations primarily in the Northeast, Global Partners is one of the region’s largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global also owns, controls or has access to a large terminal network—with strategic rail, pipeline and marine assets—spanning from Maine to Florida and into the U.S. Gulf, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. Global, a master limited partnership, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, visit www.globalp.com.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Global’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) including, without limitation, uncertainty around the timing of an economic recovery in the United States which will impact the demand for the products we sell and the services that we provide, and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections. We believe these assumptions are reasonable given currently available information. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, which are described in our filings with the Securities and Exchange Commission (SEC).

For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Global undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Gregory B. Hanson
Chief Financial Officer
Global Partners LP
(781) 894-8800

Sean T. Geary
Chief Legal Officer and Secretary
Global Partners LP
(781) 894-8800